Exhibit 7.4

JOINDER AGREEMENT AND AMENDMENT NUMBER FIVE
TO LOAN AND SECURITY AGREEMENT

THIS JOINDER AGREEMENT AND AMENDMENT NUMBER FIVE TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of February 28, 2025, by and among SUGARFINA CORPORATION, a Delaware corporation (‘Sugarfina”), SUGARFINA IP LLC, a Delaware limited liability company (“Sugarfina IP”), SUGARFINA USA LLC, a Delaware limited liability company (“Sugarfina USA”), BOXFOX INC., a Delaware corporation (“BoxFox”), and Candy Club Corporation, a Delaware corporation (“New Borrower”, and collectively with Sugarfina, Sugarfina IP, Sugarfina USA, and BoxFox, the “Borrowers” and each individually, “Borrower”) and AUSTIN FINANCIAL SERVICES, INC., a Delaware corporation (“Lender”).

RECITALS

A.            Sugarfina, Sugarfina IP, Sugarfina USA, BoxFox (collectively and each individually, “Existing Borrowers”) and Lender are parties to that certain Loan and Security Agreement, dated as of May 24, 2022 (as amended, modified, supplemented, extended, renewed, restated, or replaced from time to time, including by this Agreement, the “Loan Agreement” and together with all other documents and agreements entered into in connection therewith, the “Loan Documents”). All capitalized terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

B.            Borrower and Lender desire to amend the Loan Agreement in accordance with the terms and conditions of this Agreement, including, among other terms, (i) making New Borrower: (a) a direct party thereto, (b) a co-borrower and co-grantor thereunder, and (c) jointly and severally liable for the Obligations, and (ii) other modifications as contained herein.

AGREEMENT

In consideration of the foregoing premises, the mutual covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.            Joinder of New Borrower as Borrower under the Loan Documents.

1.1            New Borrower, by its signature below, becomes a “Borrower” under the Loan Agreement and each other Loan Document to which Borrowers hereby are a party with the same force and effect as if originally named therein as a “Borrower” and New Borrower (a) agrees to all of the terms, covenants, conditions, and provisions of the Loan Agreement and Loan Documents applicable to it as a “Borrower” thereunder and (b) represents and warrants that the representations and warranties made as a “Borrower” thereunder are true and correct in all material respects on and as of the date hereof (except for any such representation and warranty which specifically relates to an earlier date), and (c) grants, issues, authorizes, and consents to all rights, interests, security interest, liens, and claims granted, issued, authorized, or consented in the Loan Agreement and Loan Documents applicable to it as a “Borrower” thereunder.

2.            Joint Borrower Provisions.

2.1            Each Borrower agrees that it is jointly and severally, directly, and primarily liable to Lender for payment in full of all Obligations and that such liability is independent of the duties, obligations, and liabilities of each other Borrower. Lender may bring a separate action or actions on each, any, or all of the Obligations against each Borrower, whether action is brought against any other Borrower or whether any other Borrower is joined in such action. In the event that any Borrower fails to make any payment of any Obligation on or before the due date thereof, the other Borrowers immediately shall cause such payment to be made or each of such Obligations to be performed, kept, observed, or fulfilled.

2.2            The Loan Documents are a primary and original obligation of each Borrower, are not the creation of a surety relationship, and are an absolute, unconditional, and continuing promise of payment and performance which shall remain in full force and effect without respect to future changes in conditions, including any change of law or any invalidity or irregularity with respect to the Loan Documents. Each Borrower agrees that its liability under the Loan Documents shall be immediate and shall not be contingent upon the exercise or enforcement by Lender of whatever remedies it may have against the other Borrowers, or the enforcement of any lien or realization upon any security Lender may at any time possess. Each Borrower consents and agrees that Lender shall be under no obligation to marshal any assets of any Borrower against or in payment of any or all of the Obligations.

2.3            Each Borrower acknowledges that it is presently informed as to the financial condition of each other Borrower and of all other circumstances that a diligent inquiry would reveal and that bear upon the risk of nonpayment of the Obligations. Each Borrower hereby covenants that it will continue to keep informed as to the financial condition of each other Borrower, the status of each other Borrower, and of all circumstances that bear upon the risk of nonpayment. Each Borrower hereby waives any and all rights it may have to require Lender to disclose to such Borrower any information that Lender may now or hereafter acquire concerning the condition or circumstances of the other Borrowers.

2.4            The liability of each Borrower under the Loan Documents includes Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Obligations after prior Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Borrower hereby waives any right to revoke its liability under the Loan Documents as to future indebtedness, and in connection therewith, each Borrower hereby waives any rights it may have under Section 2815 of the California Civil Code. If such a revocation is effective notwithstanding the foregoing waiver, each Borrower acknowledges and agrees that (i) no such revocation shall be effective until written notice thereof has been received by Lender, (ii) no such revocation shall apply to any Obligations in existence on such date (including, any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (iii) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Lender in existence on the date of such revocation, (iv) [reserved], and (v) any payment by such Borrower or from any source other than Borrowers, subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to which the revocation is effective and which are not, therefore, guaranteed hereunder.

3.            Joint Borrower Waivers.

3.1            Each Borrower absolutely, unconditionally, knowingly, and expressly waives:

3.1.1            (a) notice of acceptance hereof; (b) notice of any loans or other financial accommodations made or extended under the Loan Documents or existence of any Obligations; (c) notice of the amount of the Obligations, subject, however, to each Borrower’s right to make inquiry of Lender to ascertain the amount of the Obligations at any reasonable time; (d) notice of any adverse change in the financial condition of the other Borrowers or of any other fact that might increase such Borrower’s risk hereunder; (e) notice of presentment for payment, demand, protest, and notice thereof as to any instruments among the Loan Documents; (f) notice of any Event of Default under the Loan Documents; and (g) all other notices (except if such notice is specifically required to be given to Borrowers hereunder or under the Loan Documents) and demands to which such Borrower might otherwise be entitled.

3.1.2            its right, under Sections 2845 or 2850 of the California Civil Code, or otherwise, to require Lender to institute suit against, or to exhaust any rights and remedies which Lender has or may have against, the other Borrowers or any third party, or against any collateral for the Obligations provided by the other Borrowers, or any third party. In this regard, each Borrower agrees that it is bound to the payment of all Obligations, whether now existing or hereafter accruing, as fully as if such Obligations were directly owing to Lender by such Borrower. Each Borrower further waives any defense arising by reason of any disability or other defense (other than the defense that the Obligations shall have been fully and finally performed and indefeasibly paid) of the other Borrowers or by reason of the cessation from any cause whatsoever of the liability of the other Borrowers in respect thereof.

3.1.3            (a) any rights to assert against Lender any defense (legal or equitable), set-off, counterclaim, or claim which such Borrower may now or at any time hereafter have against the other Borrowers or any other party liable to Lender; (b)  any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor; (c) any defense such Borrower has to performance hereunder, and any right such Borrower has to be exonerated, provided by Sections 2819, 2822, or 2825 of the California Civil Code, or otherwise, arising by reason of: the impairment or suspension of Lender’s rights or remedies against the other Borrowers; the alteration by Lender of the Obligations; any discharge of the other Borrowers’ obligations to Lender by operation of law as a result of Lender’s intervention or omission; or the acceptance by Lender of anything in partial satisfaction of the Obligations; (d) the benefit of any statute of limitations affecting such Borrower’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to such Borrower’s liability hereunder. Notwithstanding anything in this section on in this Agreement to the contrary, any consents or waivers of Obligations of the Borrower granted by Lender in writing prior to the date of this Agreement will remain in full force and effect.

3.1.4            any defense arising by reason of or deriving from (i) any claim or defense based upon an election of remedies by Lender including any defense based upon an election of remedies by Lender; or (ii) any election by Lender under Bankruptcy Code Section 1111(b) to limit the amount of, or any collateral securing, its claim against Borrower.

3.1.5            (i) any right of subrogation such Borrower has or may have as against the other Borrowers with respect to the Obligations; (ii) any right to proceed against the other Borrowers or any other person or entity, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims, whether direct or indirect, liquidated or contingent, whether arising under express or implied contract or by operation of law, which such Borrower may now have or hereafter have as against the other Borrowers with respect to the Obligations; and (iii) any right to proceed or seek recourse against or with respect to any property or asset of the other Borrowers.

3.2            WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS AGREEMENT, EACH BORROWER HEREBY ABSOLUTELY, KNOWINGLY, UNCONDITIONALLY, AND EXPRESSLY WAIVES AND AGREES NOT TO ASSERT ANY AND ALL BENEFITS OR DEFENSES ARISING DIRECTLY OR INDIRECTLY UNDER ANY ONE OR MORE OF CALIFORNIA CIVIL CODE SECTIONS 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822, 2825, 2839, 2845, 2848, 2849, AND 2850, CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580c, 580d, AND 726, AND CHAPTER 2 OF TITLE 14 OF DIVISION 3 OF THE CALIFORNIA CIVIL CODE.

4.            Joint Borrower Covenants.

4.1            Any and all rights that any Borrower may have in respect of any and all debts, liabilities, and obligations owing to it from another Borrower, including without limitation any security for and guaranties of any such obligations, whether now existing or hereafter arising, are hereby expressly made subordinate and junior in right of payment to the prior payment in full in cash of the Obligations and junior to Lender’s first-priority security interest in the Collateral, and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor; provided, without waiving the foregoing, prior to the occurrence of a default or Event of Default under any Loan Document, each Borrower may incur indebtedness in the ordinary course of business and on commercially reasonable terms and pay or otherwise satisfy such indebtedness to the extent the incurrence of such indebtedness and the payment or satisfaction of such indebtedness does not result in a default or Event of Default under any Loan Document.

4.2            Each Borrower consents and agrees that, without notice to or by such Borrower, and without affecting or impairing the liability of such Borrower hereunder, Lender may, by action or inaction:

4.2.1            compromise, settle, extend the duration or the time for the payment of, or discharge the performance of, or may refuse to or otherwise not enforce the Loan Documents, or any part thereof, with respect to the other Borrowers;

4.2.2            release the other Borrowers or grant other indulgences to the other Borrowers in respect thereof;

4.2.3            amend or modify in any manner and at any time (or from time to time) any of the Loan Documents in accordance with the terms and conditions set forth therein; or

4.2.4            release or substitute any other guarantor, if any, of the Obligations, or enforce, exchange, release, or waive any security for the Obligations or any other guaranty of the Obligations, or any portion thereof.

4.3            Lender shall have the right to seek recourse against each Borrower for the full amount of the Obligations to the fullest extent provided for herein, and no election by Lender to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Lender’s right to proceed in any other form of action or proceeding or against other parties unless Lender has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by Lender under the Loan Documents shall serve to diminish the liability of any Borrower under this Agreement except to the extent that Lender finally and unconditionally shall have realized indefeasible payment by such action or proceeding.

4.4            The Obligations shall not be considered indefeasibly paid for purposes of this Agreement unless and until all payments to Lender are no longer subject to any right on the part of any person, including any Borrower, any Borrower as a debtor in possession, or any trustee (whether appointed pursuant to 11 U.S.C. or otherwise) of any Borrowers’ assets to invalidate or set aside such payments or to seek to recoup the amount of such payments or any portion thereof, or to declare same to be fraudulent or preferential. Upon such full and final performance and indefeasible payment of the Obligations, Lender shall have no obligation whatsoever to transfer or assign its interest in the Loan Documents to any Borrower. In the event that, for any reason, any portion of such payments to Lender is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and continued in full force and effect as if said payment or payments had not been made, and each Borrower shall be liable for the full amount Lender is required to repay plus any and all costs and expenses (including attorneys’ fees and attorneys’ fees incurred pursuant to 11 U.S.C.) paid by Lender in connection therewith.

4.5            At the request of Borrowers to facilitate and expedite the administration and accounting processes and procedures of their borrowings under the Loan Agreement, Lender has agreed, in lieu of maintaining separate loan accounts on Lender’s books in the name of each Borrower, that Lender may maintain a single loan account under the name of all Borrowers (the “Loan Account”). Loans made under the Loan Agreement shall be made jointly and severally to Borrowers and shall be charged to the Loan Account, together with all interest and other charges as permitted under and pursuant to this Agreement. The Loan Account shall be credited with all repayments of Obligations received by Lender, on behalf of Borrowers, from any Borrower pursuant to the terms of the Loan Agreement.

4.6            Lender shall render to Sugarfina, on behalf of Borrowers, one statement of the Loan Account, which shall be deemed to be an account stated as to each Borrower and which will be deemed correct and accepted by each Borrower unless Lender receives a written statement of exceptions from any Borrower within thirty (30) days after such statement has been rendered by Lender. Each Borrower hereby expressly agrees and acknowledges that Lender shall have no obligation to account separately to such Borrower.

4.7            Requests for Advances under the Loan Agreement may be made only by Sugarfina, pursuant to the terms thereof. Each Borrower expressly agrees and acknowledges that Lender shall have no responsibility to inquire into the correctness of the apportionment or allocation of or any disposition by any of Borrowers of (a) any Advances under the Loan Agreement, or (b) any of the expenses and other items charged to the Loan Account pursuant to the Loan Agreement. All such Advances and such expenses and other items shall be made for the collective, joint, and several account of Borrowers and shall be charged to the Loan Account.

4.8            Each Borrower agrees and acknowledges that the administration of the Loan Agreement on a combined basis, as set forth in this Agreement, is being done as an accommodation to Borrowers and at their request, and that Lender shall incur no liability to any of Borrowers as a result thereof. To induce Lender to do so, and in consideration thereof, each Borrower hereby agrees to indemnify and hold Lender harmless from and against any and all liability, expense, loss, damage, claim of damage, or injury, made against Lender by any of Borrowers or by any other person or entity, arising from or incurred by reason of such administration of the Loan Agreement.

4.9            Each Borrower represents and warrants to Lender that the collective administration of the loans is being undertaken by Lender pursuant to this Agreement because Borrowers are integrated in their operation and administration and require financing on a basis permitting the availability of credit from time to time to each of Borrowers. Each Borrower will derive benefit, directly and indirectly, from such collective administration and credit availability because the successful operation of each Borrower is enhanced by the continued successful performance of the integrated group.

4.10            In furtherance, but without limitation of the foregoing, as security for the prompt payment in full of all Obligations, New Borrower and each other Borrower hereby pledges and grants to Lender a continuing general lien upon, and security interest in all its Collateral. To facilitate the foregoing grant of security interests, New Borrower and each other Borrower authorizes the filing of and agrees to execute (and, if required by Lender, acknowledge) and deliver to Lender such instruments and agreements as Lender may require in connection herewith, including without limitation, UCC financing statements, collateral assignments, legal opinions, resolutions, incumbency certificates, good standing certificates, qualifications to do business and other, related documents, instruments, certificates or agreements as Lender may reasonably request to give effect to this Agreement.

4.11            To induce Lender to accept New Borrower as a Borrower under the Loan Agreement, New Borrower hereby restates and renews each and every representation and warranty made in the Loan Agreement in respect of Borrower as fully and completely as if New Borrower was an original party thereto.

4.12            All references to “Borrower” in the Loan Agreement shall be deemed to include New Borrower with the same force and effect as if New Borrower was an original signatory thereto.

5.            Amendments.

5.1            Amendment to Loan Agreement. The Loan Agreement is hereby amended as follows:

5.1.1            Preamble. The preamble of the Loan Agreement is hereby amended by deleting “SUGARFINA CORPORATION, a Delaware corporation, SUGARFINA IP LLC, a Delaware limited liability company, SUGARFINA USA LLC, a Delaware limited liability company, and BOXFOX INC., a Delaware corporation (individually and collectively, “Borrower”),” and inserting the following in its place:

“SUGARFINA CORPORATION, a Delaware corporation, SUGARFINA IP LLC, a Delaware limited liability company, SUGARFINA USA LLC, a Delaware limited liability company, BOXFOX INC., a Delaware corporation, and CANDY CLUB CORPORATION, a Delaware corporation (individually and collectively, “Borrower”),”

5.1.2            Amendment to Schedule C. Schedule C to the Loan Agreement is hereby amended by adding Schedule C-3 (Candy Club) attached hereto to the Loan Agreement, and Schedule C to the Loan Agreement shall be the combination of the existing Schedule C and Schedule C-2 attached to the Loan Agreement and Schedule C-3 (Candy Club) attached hereto.

5.2            Consistent Amendments. The Loan Documents are hereby amended wherever necessary to reflect the changes described in Section 5.1 above.

6.            Continuing Validity. Borrowers understand and agree that Lender is relying upon each and all Borrowers’ representations, warranties, and agreements as set forth in the Loan Documents. The execution of this Agreement by each Borrower (including New Borrower) shall be deemed the making or a restatement and confirmation by each Borrower of each such representation, warranty, and agreement and each Borrower’s covenant to be bound thereby. Except as expressly modified pursuant to this Agreement, the terms of the Loan Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Obligations pursuant to this Agreement in no way shall obligate Lender to make any future modifications to the Obligations. Nothing in this Agreement shall constitute a satisfaction of the Obligations. It is the intention of Lender and Borrowers to retain as liable parties all makers and endorsers of Loan Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement. The terms of this paragraph apply not only to this Agreement, but also to all subsequent loan modification agreements.

7.            Limitation of Amendments.

7.1            The amendments set forth herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Loan Document.

7.2            This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants, and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

8.            Representations and Warranties. To induce Lender to enter into this Agreement, Borrower hereby represents and warrants to Lender as follows:

8.1            Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing other than those events which the Borrower has disclosed to Lender in writing and for which Lender has provided written consents;

8.2            Each Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

8.3            The organizational documents of each Borrower delivered to Lender on the Closing Date of the Loan Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

8.4            The execution and delivery by each Borrower of this Agreement and the performance by such Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

8.5            The execution and delivery by each Borrower of this Agreement and the performance by such Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting such Borrower, (b) any contractual restriction with a Person binding on such Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on such Borrower, or (d) the organizational documents of Borrower;

8.6            The execution and delivery by each Borrower of this Agreement and the performance by such Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on such Borrower, except as already has been obtained or made; and

8.7            This Agreement has been duly executed and delivered by each Borrower and is the binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

9.            Conditions to Effectiveness. This Agreement shall be effective upon the completion and delivery to Lender of the following, in form and substance satisfactory to Lender:

9.1            a copy of this Agreement, duly executed by each Borrower;

9.2            a Good Standing Certificate issued by the state New Borrower was organized;

9.3            an officer’s certificate from New Borrower in connection with entering into the Loan Documents, including without limitation, the incurring of debt to Lender and the granting of a security interest in its assets in favor of Lender;

9.4            the results of “of record” searches reflecting Lender’s UCC filings with respect to New Borrower indicating that New Borrower has a perfected, first priority lien in and upon all of its Collateral of New Borrower; and

9.5            such other documents as are reasonably required by Lender in furtherance of the provisions and intent of this Agreement.

10.            Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

11.            No Waiver. The execution of this Agreement and the acceptance of all other agreements and instruments related hereto shall not be deemed to be a waiver of any Default or Event of Default, whether or not known to Lender and whether or not existing on the date of this Agreement.

12.            Reaffirmation of the Loan Agreement. The Loan Agreement as amended hereby is reaffirmed by each Borrower and remains in full force and effect. This Agreement shall constitute a Loan Document.

13.            Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

14.            Effectiveness. This Agreement shall be deemed effective upon the due execution and delivery to Lender of this Agreement by each party hereto.

[Signature Pages Follow]

[Remainder of page intentionally left blanket]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their authorized representatives the day and year first above written.

SUGARFINA CORPORATION, a Delaware corporation,

By:	/s/ Scott LaPorta
Name:	Scott LaPorta
Title:	CEO

SUGARFINA IP LLC, a Delaware limited liability company,

By:	/s/ Scott LaPorta
Name:	Scott LaPorta
Title:	CEO

SUGARFINA USA LLC, a Delaware limited liability company,

By:	/s/ Fiona Revic
Name:	Fiona Revic
Title:	Corporate Counsel

BOXFOX INC., a Delaware corporation,

By:	/s/ Scott LaPorta
Name:	Scott LaPorta
Title:	CEO

CANDY CLUB CORPORATION, a Delaware corporation,

By:	/s/ Scott LaPorta
Name:	Scott LaPorta
Title:	CEO

Joinder Agreement and Amendment Number Five
to Loan and Security Agreement

AUSTIN FINANCIAL SERVICES, INC., a California corporation

By:	/s/ Maged Ghebrial
Name:	Maged Ghebrial
Title:	Senior Vice President

Joinder Agreement and Amendment Number Five
to Loan and Security Agreement

schedule C-3 (CANDY CLUB) to LOAN AND SECURITY AGREEMENT DISCLOSURE SCHEDULE	SUGARFINA CORPORATION,
a Delaware corporation,
SUGARFINA IP LLC, a
Delaware limited liability
company, SUGARFINA USA
LLC, a Delaware limited
liability company, BOXFOX
INC., a Delaware corporation,
and CANDY CLUB
CORPORATION, a Delaware
corporation
as “Borrower”

Section 5.1 – Legal Status:

Borrower’s Exact Legal Name	Jurisdiction of Organization or Formation	Organizational Identification Number	FEIN
Sugarfina Corporation	Delaware	N/A	84-337791
Sugarfina IP, LLC	Delaware	N/A	N/A
Sugarfina USA, LLC	Delaware	N/A	84-337791
BoxFox, LLC	Delaware	N/A	81-2400557
Candy Club Corporation	Delaware	N/A	33-3263432

Section 5.2 – Locations of Chief Executive Office, Books and Records, Collateral:

Location of Borrower’s Chief Executive Office	Location of Books and Records	Other Locations Where Collateral is Kept
6080 Center Dr W Ste 520 Los Angeles, CA 90045	5275 W Diablo Dr, Ste A1-101 Las Vegas, NV 89118	See Inventory Location List
3355A & 3355B El Segundo Blvd., Hawthorne, CA 90250
9431 AIIPoints Parkway, Plainfield, IN 46168

Schedule C – 3

1

Section 5.3 – Trade Names; Trade Styles:

Trade Names, Fictitious Business Names
Sugarfina
On October 31, 2019, Sugarfina Holdings LLC acquired substantially all the assets of Sugarfina Inc., a separate entity with different ownership and management that was in bankruptcy.
On September 26, 2020, Sugarfina Holdings LLC converted to Sugarfina Corporation.
Candy Club Corporation does business as “Candy Club”

Section 5.8 – Indebtedness:

Other Indebtedness
Bristol Luxury Group, LLC Secured Promissory Note
Bristol Luxury Group, LLC Advance Payable
Patrick Moore Trust Unsecured Promissory Note
Patrick Moore Unsecured Promissory Note
Jennifer Olivero Unsecured Promissory Note
$199,499.35 due on equipment housed at 3PL (paid off by means of $0.10 charge per unit assembled)

Section 5.10 – Litigation:

Litigation
None

Section 5.16 – Environmental Condition:

Environmental Condition
None

Schedule C – 3

2

Section 5.20 – Equipment Leases:

Description of Equipment	Lessor
Walkie	Raymond Handling Solutions, Inc.
Counterbalance	Raymond Handling Solutions, Inc.
Reach	Raymond Handling Solutions, Inc.
Xerox AltaLink C8170	Xerox Financial Services LLC
Xerox AltaLink C8070	Xerox Financial Services LLC

Section 5.21 – Deposit Accounts:

Bank Name and Address	Account Number(s)

Section 5.22 – Securities and Commodities Accounts:

Brokerage Name and Address	Account Number(s)
None

Schedule C – 3

3